Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ABM Industries Incorporated:

We consent to the incorporation by reference in the registration statements listed below of ABM Industries Incorporated of our report, dated December 18, 2013, with respect to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended October 31, 2013, and the related financial statement Schedule II, and the effectiveness of internal control over financial reporting as of October 31, 2013, which report appears in the October 31, 2013 annual report on Form 10-K of ABM Industries Incorporated.

Registration No.	Form	Plan
333-167464	S-8	2004 Employee Stock Purchase Plan

333-78423	S-8	“Age-Vested” Career Stock Option Plan

333-78421	S-8	“Time-Vested” Incentive Stock Option Plan

333-48857	S-8	1996 Price Vested Performance Stock Option Plan

333-85390	S-8	2002 Price Vested Performance Stock Option Plan

333-116487	S-8	2004 Employee Stock Purchase Plan

333-137241	S-8	2006 Equity Incentive Plan

333-159770	S-8	2006 Equity Incentive Plan

333-179991	S-8	2006 Equity Incentive Plan

(signed) KPMG LLP

New York, New York

December 18, 2013